UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

Mobiform Software, Inc.
(Exact name of registrant as specified in its charter)

Commission file number: 333-150158

Delaware	333-150158	94-3399360
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1255 N Vantage Pt. Dr., Suite A, Crystal River, Florida	34429
(Address of principal executive offices)	(Zip Code)

(352) 564-9610
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On September 24, 2009 the board of directors of Mobiform Software, Inc. (the "Company") authorized the extension of the expiration date of the common stock purchase warrants described below by twenty-four months.   The warrants were all issued in 2007, are exercisable at $1.50 per share and were set  to expire on December 31, 2009. The expiration date has now been extended to December 31, 2011.   In total, this extension of the expiration date of the common stock purchase warrants identified above will apply to an aggregate of 3,471,000 warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIFORM SOFTWARE, INC.

Date: September 29, 2009	By:	/s/ Allen Ronald DeSerranno
Allen Ronald DeSerranno
President and Chief Executive Officer